Two World Financial Center New York, NY 10281 212.768.6700 212.768.6800 fax www.sonnenschein.com
June 11, 2010

The Board of Directors
Discovery Laboratories, Inc.
2600 Kelley Road, Suite 100
Warrington, Pennsylvania 18976

Ladies and Gentlemen:

We have acted as special counsel to Discovery Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the registration of the issuance and sale by the Company of shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”) corresponding to up to $35,000,000 in aggregate offering amount, to Kingsbridge Capital Limited (the “Investor”), pursuant to the terms of the Common Stock Purchase Agreement, dated June 11, 2010, by and between the Company and the Investor (the “Stock Purchase Agreement”), and a prospectus dated June 11, 2010 (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), relating to a registration statement on Form S-3 filed with the Commission on June 13, 2008 (File No. 333-151654) (the “Registration Statement”). Included among the Shares are 1,250,000 shares of Common Stock issuable upon exercise of a warrant (the “Warrant”) issued to the Investor as of the date of the Stock Purchase Agreement and referred to herein as the “Warrant Shares.”

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as true copies of the following: (i) the Company’s Restated Certificate of Incorporation, (ii) the Company’s By-Laws, (iii) the Registration Statement, (iv) the Prospectus, (v) corporate proceedings of the Company relating to the Shares, the Warrant and the Warrant Shares, and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

 In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

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San Francisco         Short Hills, N.J.         Silicon Valley       Washington, D.C.         Zurich

Kingsbridge Capital Limited
June 11, 2010

1.           The Shares have been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with the terms set forth in the Stock Purchase Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2.           The Warrant Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Stock Purchase Agreement, the Warrant, the Registration Statement and the Prospectus, and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

3.           The Warrant has been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same), and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment or supplement thereto.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sonnenschein Nath & Rosenthal LLP

SONNENSCHEIN NATH & ROSENTHAL LLP